Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
FOUR TIMES SQUARE NEW YORK 10036-6522	FIRM/AFFILIATE OFFICES
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BOSTON

CHICAGO

HOUSTON

LOS ANGELES

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SAN FRANCISCO

WASHINGTON, D.C.

WILMINGTON

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BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

MOSCOW

MUNICH

PARIS

SÃO PAULO

SHANGHAI

SINGAPORE

SYDNEY

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TORONTO

VIENNA

April 11, 2013

NCR Corporation

3097 Satellite Boulevard

Duluth, Georgia 30096

RE: NCR Corporation Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to NCR Corporation, a Maryland corporation (the “Company”), and NCR International, Inc., a Delaware corporation (the “Delaware Guarantor”), in connection with the public offering of up to $600 million aggregate principal amount of 5.000% Senior Notes due 2022 (the “New Notes”). The New Notes are to be offered in exchange (the “Exchange Offer”) for a like principal amount of the issued and outstanding 5.000% Senior Notes due 2022 (the “Old Notes”) under the Indenture, dated as of September 17, 2012 (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as contemplated by the Registration Rights Agreement, dated as of September 17, 2012 (the “Registration Rights Agreement”), by and among the

NCR Corporation

April 11, 2013

Company, the guarantors listed in Schedule 1 thereto and J.P. Morgan Securities LLC as representative of the Initial Purchasers (as defined in the Registration Rights Agreement). The obligations of the Company under the New Notes are to be guaranteed by the Delaware Guarantor and Radiant Systems, Inc. (the “Georgia Guarantor” and, together with the Delaware Guarantor, the “Guarantors”) on terms specified in the Indenture (the “Guarantees”).

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a) the registration statement on Form S-4 relating to the New Notes and the Guarantees filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 26, 2013 and the amendment thereto to be filed on the date hereof (the “Registration Statement”);

(b) an executed copy of the Indenture;

(c) an executed copy of the Registration Rights Agreement;

(d) a copy of the Delaware Guarantor’s Certificate of Incorporation, certified by the Secretary of State of the State of Delaware;

(e) a copy of the Delaware Guarantor’s By-laws, as amended and in effect as of the date hereof;

(f) copies of certain resolutions of the Board of Directors of the Delaware Guarantor, adopted on September 10, 2012; and

(g) the form of the New Notes, included as an exhibit to the Indenture.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantors, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

NCR Corporation

April 11, 2013

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto (including the Company but other than the Delaware Guarantor) had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except as expressly set forth in the opinion below, the validity and binding effect thereof on such parties. We have also assumed that each of the Company and the Georgia Guarantor has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the States of Maryland and Georgia) in connection with the transactions contemplated by, and the performance of their obligations under, the Exchange Offer, other than the laws of the State of New York insofar as we express our opinions herein. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others and of public officials.

We do not express any opinion as to any laws other than the General Corporation Law of the State of Delaware (the “DGCL”) and those laws, rules and regulations of the State of New York that, in our experience, are applicable to transactions of the type contemplated by the Exchange Offer, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such law (other than Opined on Law) on the opinions herein stated. Insofar as the opinions expressed herein relate to matters governed by laws other than Opined on Law, we have assumed, without having made any independent investigation, that such laws do not affect the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws. We do not express any opinion with respect to the enforceability of the provisions contained in Section 10.02 of the Indenture to the extent that such provisions limit the obligation of the Guarantors under the Indenture.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

NCR Corporation

April 11, 2013

(a) in rendering the opinions set forth below, we have assumed that the Trustee’s certificates of authentication of the New Notes will have been manually signed by one of the Trustee’s authorized officers and that the New Notes conform to the forms thereof examined by us;

(b) we do not express any opinion as to the effect on the opinions expressed herein of the legal or regulatory status or the nature of the business of any party (other than with respect to the Company and the Delaware Guarantor to the extent necessary to render the opinions set forth herein);

(c) we have assumed that the execution and delivery by each of the Company and Guarantors of the Indenture and the performance by each of the Company and the Guarantors of their respective obligations thereunder does not and will not violate, conflict with or constitute a default under (i) any law, rule, or regulation to which the Company or any of its subsidiaries is subject, (ii) any judicial or regulatory order or decree of any governmental authority or (iii) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (except we do not make the assumption set forth in clauses (i)-(iii) with respect to Opined on Law);

(d) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(e) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Indenture or any transactions contemplated thereby; and

(f) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the Indenture or the Registration Rights Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality;

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

NCR Corporation

April 11, 2013

1.	The Guarantee of the Delaware Guarantor has been duly authorized by all requisite corporate action on the part of the Delaware Guarantor under the DGCL.

2.

When the New Notes (in the forms examined by us) have been duly completed, executed, authenticated, issued and delivered in exchange for the Old Notes in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the New Notes and the Guarantees will constitute valid and binding obligations of the Company and each of the Guarantors, respectively, enforceable against the Company and each of the Guarantors, respectively, in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP